POWER OF ATTORNEY
        The undersigned, as a Section 16 reporting person of TE Connectivity plc (the "Company"), hereby constitutes and appoints Harold G. Barksdale, John S.
Jenkins, Jr. and Matthew M. Pilcher, and each of them, the undersigned's true and lawful attorney-in-fact to:
1. prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") a Form ID, Uniform Application for Access Codes to File on EDGAR, including amendments thereto, and any other documents necessary or appropriate to (A) obtain codes and passwords enabling the undersigned to access and/or enroll in EDGAR Next, act as an Account Administrator for the undersigned's EDGAR account, establish and maintain an EDGAR Next account and make electronic filings with the SEC of reports required by Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation thereunder and (B)(i) designate individuals to access and manage the undersigned's EDGAR account, including appointing, removing and replacing Account Administrators, account users, technical administrators and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to Account Administrators; and
2. complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his discretion determine to be required or advisable pursuant to Section 16 of the Exchange Act, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and
3. do all acts necessary in order to file such forms with the SEC, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.
        The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys- in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.
        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.
        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of October, 2025.




Signature:

Print Name:  Kenneth E. Washington